UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2012 (September 17, 2012)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                  On September 17, 2012, following the recommendation of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of JDS Uniphase Corporation (the “Company”), the Board approved the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective immediately.  Among other things, the Amended and Restated Bylaws adopt a majority voting standard for directors in uncontested elections.

Under the majority voting standard, a nominee must receive more votes cast “for” election than the number of votes cast “against” such nominee’s election at any meeting of stockholders at which directors are elected.  The Amended and Restated Bylaws retain a plurality voting standard for contested elections.  Prior to the adoption of the Amended and Restated Bylaws, members of the Board were elected by a plurality of the votes cast, whether or not the election was contested.

If an incumbent director does not receive the required majority vote in an uncontested election, the director will be required to tender his or her resignation to the Board, which will then determine whether to accept or reject the resignation.

The above description is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which are attached hereto as Exhibit 3.5 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.5	Amended and Restated Bylaws of JDS Uniphase Corporation, effective as of September 17, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

	By:	/s/ Andrew Pollack
Andrew Pollack
Senior Vice President, General Counsel and Secretary

September 18, 2012